                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 11, 2001


                              TORCHMARK CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                  1-9052                    63-0780404
     (State or Other       (Commission File Number)        (IRS Employer
       Jurisdiction                                      Identification No.)
    of Incorporation)


               2001 Third Avenue South, Birmingham, Alabama 35233
               (Address of Principal Executive Offices)   (Zip Code)

      Registrant's Telephone Number, including area code   (205) 325-4200


                                      None
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

          On December 11, 2001, Torchmark Corporation ("Torchmark"), entered into an underwriting agreement (the "Underwriting Agreement") with Banc One Capital Markets, Inc. and Banc of America Securities LLC, as representatives of the underwriters named in the Underwriting Agreement, for the sale of 6 1/4% senior notes in an aggregate principal amount of $180,000,000 (the "Senior Notes"). The Senior Notes are issued pursuant to Torchmark's registration statement on Form S-3 (File No. 333-83411), as amended, which registration statement was declared effective on November 30, 1999, and Torchmark's registration statement on Form S-3 filed pursuant to Rule 462(b) (File No. 333-74930), which became effective on December 12, 2001.

          A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this
          Form 8-K.   A copy of the Supplemental Indenture, dated as of December
          14, 2001, between Torchmark, Bank One Trust Company, National Association and The Bank of New York, defining the rights of the 6 1/4% Senior Notes is filed as Exibit 4.1 to this Form 8-K. The Statement re: Computation of Ratio of Earnings to Fixed Charges of Torchmark is filed as Exhibit 12.1. The consents of Deloitte & Touche LLP and KPMG LLP are filed as Exhibits 23.1 and 23.2, respectively.


Item 7.   Financial Statements and Exhibits.

1.1 Underwriting Agreement dated December 11, 2001, between Torchmark and Banc One Capital Markets, Inc. and Banc of America Securities LLC, as representatives of the underwriters named in the Underwriting Agreement.

4.1 Supplemental Indenture, dated as of December 14, 2001, between Torchmark, Bank One Trust Company, National Association and The Bank of New York, supplementing the Indenture Agreement dated February 1, 1987 (incorporated herein by reference to Exhibit 4(b) to Torchmark's Registration Statement on Form S-3 (File No. 33-11716)), and defining the rights of the 6 1/4% Senior Notes.

12.1      Statement re: Computation of Ratio of Earnings to Fixed Charges of
          Torchmark

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of KPMG LLP

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TORCHMARK CORPORATION


Date: December 14,  2001                /s/ Michael J. Klyce
                                       -----------------------------------
                                       Michael J. Klyce,
                                       Vice President and Treasurer